EQUIPMENT, LEASE, SUPPORT AND MAINTENANCE AGREEMENT


     THIS EQUIPMENT LEASE, SUPPORT AND MAINTENANCE AGREEMENT ("Agreement") is by and between the Indiana Bureau of Motor Vehicles Commission, a body corporate and politic, created by statute under Indiana Code 9-15-1-1 et seq. ("BMVC"), and Image Technology, Inc., a Nevada corporation, d/b/a in Indiana as Image Technology of Indiana Corporation, an Indiana corporation ("Lessor").

     WHEREAS, BMVC is seeking to procure a Self-Service Vehicle Registration System ("SSVRS") to process motor vehicle registration transactions as outlined in that certain Request for Proposals #1 ("RFP") dated April 1, 1996; and

     WHEREAS, Lessor provided the only response to the RFP in that certain response ("RFP Response") dated May 16, 1996, a copy of which is attached as Exhibit A hereto and made a part hereof, that met the specifications and other requirements set forth in the RFP; and

     WHEREAS, BMVC now desires to lease a SSVRS from Lessor and Lessor desires to lease, support and maintain a SSVRS on behalf of BMVC;

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENTS

     1. Equipment To Be Leased/Pricing.

          a. BMVC, at its sole option in accordance  with the provisions of this
Section I of this Agreement, agrees to lease from Lessor NCR 5665 Self-Service Terminals (each of which shall hereinafter be singularly referred to as a "Terminal"), and stand-alone ITI AP2100 Registration Decal Printers/Applicators/ Dispensers (each of which shall hereinafter be singularly referred to as a "Printer").

          b. No later than February 1, 1997, Lessor shall install in the manner provided in the RFP Response so as to be fully operational, ten (10) Terminals and one hundred (100) Printers ("Phase I") in locations to be determined in an implementation plan ("Plan") to be agreed upon by BMVC and Lessor. The Plan will be designed to utilize the Terminals and Printers to perform an estimated 1,400,000 vehicle registration transactions on an annual basis based on vehicle registration figures in 1995. BMVC and Lessor agree that these figures are estimates only and no actual transaction volume can be guaranteed. During Phase I, BMVC shall pay Lessor $1.22 for each vehicle registration transaction using a Terminal or a Printer.

          c. Thereafter, BMVC, at its option, may lease additional Terminals and Printers beyond those leased as a part of Phase I. Attached as Exhibit B hereto and made a part hereof is a matrix of pricing per vehicle registration transaction based on the number of Terminals and Printers leased and the date upon which the Terminals and Printers are actually leased. Each numbered "Block" represents the lease of five (5) additional Terminals and thirty-nine (39)
additional Printers. At such time as a new Block is leased, the cost per transaction for each vehicle registration processed using a Terminal or a Printer (including those using a Terminal or Printer installed as a part of Phase I or an earlier Block) will be adjusted according to the matrix. For purposes of this Agreement the date upon which a Block is considered leased is the earlier of either the date upon which the Block is fully installed by Lessor and an acceptance certification as provided in Section 8 of this Agreement is delivered by BMVC to Lessor or sixty (60) days after the date of written notice from BMVC to lessor that it agrees to lease a Block.

          d. Notwithstanding anything in this Agreement to the contrary, no later than October 31, 1997, BMVC agrees to notify Lessor of its agreement to lease all five (5) Blocks unless this Agreement is canceled or terminated pursuant to the terms and provisions of Section 12 or 13 of this Agreement. Provided BMVC has provided written notice of its agreement to lease all five (5) Blocks by such date, BMVC shall pay $0.85 ("Plate Year Pricing") for each vehicle registration transaction performed beginning November 1, 1997, and ending October 31, 1998. Beginning November, 1, 1998, the Plate Year Pricing shall no longer apply and BMVC shall thereafter pay the appropriate amount per vehicle registration transaction as provided for in the matrix attached as Exhibit B hereto.

          e. BMVC, at its option, can, after installation of all Blocks lease one or more Terminal(s) or Printer(s). The applicable figures on the matrix represent the additional cost per transaction for the lease of each additional Terminal or Printer.

          f. Lessor shall provide all related software and services as described in the RFP Response at no additional cost to BMVC. BMVC shall have no obligation to make any other payments under this Agreement than the cost per vehicle registration transaction for Phase I provided in subsection b. above or any other appropriate amount as shown on the matrix in the attached Exhibit B.

     2. Payments. All payment obligations are subject to the encumbrance of monies and shall be made in arrears in accordance with Indiana law and state fiscal policies and procedures and in this regard the Lessor agrees to execute such state payment (invoice) forms not inconsistent herewith. BMVC will submit Lessor's vouchers to the State Auditor's Office promptly so that payment will be made within thirty (30) days unless due to events beyond the control of BMVC.

     3. Term. The term of this Agreement shall be for a period of three (3) years, effective November 1, 1996, and terminating October 31, 1999, subject to the option for renewal contained in Section 16 below.

     4. Initial Condition of Equipment. Any equipment leased hereunder shall be new or remanufactured as new and subject to the same warranties as new equipment.

     5. Title. The Terminals and Printers are and shall at all times remain the sole property of Lessor. BMVC shall have or acquire no rights, title or interest to any such equipment leased hereunder except as provided in this Agreement. Lessor shall retain risk of loss for such equipment.

     6. Delivery. Shipping and delivery costs shall be paid by Lessor. Delivery will be made to BMVC according to the Plan and any other subsequent delivery schedule for an additional Block as agreed upon by Lessor and BMVC.

     7. Installation.

          a. Lessor shall install the Terminals and Printers ready for use in accordance with the RFP Response and the Plan.

          b. BMVC agrees to have the site prepared in accordance with Lessor's written minimum site and environmental requirements. Such requirements, if any, have been provided in writing to BMVC by Lessor prior to the execution of this Agreement.

          c. Installation shall be performed in accordance with the provisions of the RFP Response in a professional and workmanlike manner and conform with all recommendations of the manufacturer, and good construction and engineering practices.

          d. During the period of installation, the locations in which the Terminals and Printers are to be installed will be in use by BMVC. Lessor shall schedule and coordinate the work wit BMVC to cause the least possible interference without interruption of BMVC's activities in and around such locations. It is intended that work be performed during normal working hours of BMVC, unless BMVC directs other-wise in writing.

     8. Acceptance of Equipment. Following the delivery and installation of the equipment described herein and the Lessor's certification that the equipment has been successfully installed and is ready for use, BMVC shall inspect the same and shall provide written acceptance of such equipment within ten (10) business days following the Lessor's certification of the equipment being ready for use. The failure of BMVC to issue written acceptance within such ten (10) business day period shall not constitute acceptance. The Lessor may, upon the failure of BMVC to issue timely acceptance, demand a written acceptance and BMVC will be deemed to have accepted the equipment if it has not accepted or rejected the equipment within ten (10) days receipt of the Lessor's written demand for acceptance.

     If the equipment  fails to conform to the  requirements  of this Agreement,
including,   but  not  limited  to,  the   specification  of  the  RFP  and  the
representations contained in the RFP Response the equipment may be rejected.

     9. Support and Maintenance of Equipment.

          a. Lessor shall keep the equipment in good operating condition in accordance with the requirements contained in the RFP and the representations made in the RFP Response. For this purpose, Lessor shall have full and free access to the security policies and procedures of BMVC. Support and maintenance of equipment shall be provided by Lessor as specified in the RFP Response. Lessor specifically acknowledges and agrees that its response to specification 3.5.S.15.b regarding SSVRS 98% availability refers to database file availability and not license branch hours of operation.

          b. Preventive maintenance shall be performed as specified in the RFP Response.

          c. All remedial maintenance shall be performed as specified in the RFP Response. Lessor shall meet the response times provided in the RFP Response.

          d. There will be no charge for travel expenses associated with any maintenance service under this agreement.

          e. BMVC agrees to pay, at Lessor's applicable time and material rate then in effect, all charges for parts and maintenance and other service activities caused by: (1) misuse by BMVC employees, or (2) unauthorized alterations and attachments.

          f. There will be no extra charge for any replacement parts, except as provided in paragraph e. above.

     10. Taxes. BMVC is exempt from state, federal and local taxes. BMVC will not be responsible for any taxes levied on Lessor as a result of this Agreement.

     11. Patents. Lessor agrees to defend at its own expense, the State of Indiana and BMVC and to hold them harmless, with respect to any claims that the equipment furnished by the Lessor under this Agreement infringes or allegedly infringes any patents issued by the United States and with respect to any and all suits, controversies, demands and liabilities arising out of such claim.

     12. Default.

          a. If BMVC, after sixty (60) days written notice, fails to correct or cure any breach of this Agreement, then Lessor may cancel and terminate this Agreement.

          b. If Lessor, after sixty (60) days written notice, fails to correct or cure any breach of this Agreement, BMVC may cancel and terminate this Agreement and thereafter owe no further monies for equipment usage beyond the termination date.

     13. Multi-Term Funding Cancellation Clause. When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this Agreement, this Agreement shall be canceled. A determination by the Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

     14. [INTENTIONALLY DELETED].

     15. Assignment. Lessor may, with prior approval of BMVC, which approval shall not unreasonably be withheld, assign its rights to receive payments hereunder, provided, that such assignments shall not relieve Lessor of its responsibility to perform any duty imposed upon it herein. No waiver of any rights held by BMVC or the State, including rights of set-off or counterclaim will be granted to any assignee.

     16. Renewal. This Agreement may be renewed upon the same terms and conditions contained herein for a period of one (1) year by written notice from BMVC to Lessor. The total term of this Agreement, including all renewals, shall not exceed four (4) years.

     17. Nondiscrimination. Pursuant to I.C. 22-9-1-10, Lessor and any subcontractor thereof, if any, shall not discriminate against any employee or applicant for employment, to be employed in the performance of this Agreement, with respect to his hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of his race, color, religion, sex, handicap, national origin or ancestry. Breach of this covenant may be regarded as a material breach of this Agreement.

     18. [INTENTIONALLY DELETED].

     19. Alterations and Attachments. An alteration or attachment to equipment may be made only upon approval by Lessor, which approval shall not be unreasonably withheld. BMVC agrees to remove any alteration or attachment and to restore equipment to its normal, unaltered condition, ordinary wear and tear excepted, prior to its return to Lessor, or upon notice from Lessor that the alteration or attachment creates a safety hazard or renders maintenance of the equipment impractical.

     20. Authority to Bind Lessor. The signature of the representative of Lessor to this Agreement represents that he or she has been authorized to execute contracts on behalf of Lessor designated above, and has filed proof of such authority with BMVC.

     21. Independent Contractor. Both parties hereto, in the performance of this Agreement, will be acting in an individual capacity and not as agents, employees, partners, joint ventures or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or any damage to any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

     22. Penalties/Interest/Attornev's Fees. BMVC will in good faith perform its required obligations hereunder but does not agree to pay any penalties, interest, liquidated damages, or attorney's fees, whether as a result of termination of this Agreement or for any other reason.

     23. Compliance with Laws. Lessor agrees to comply with all applicable federal state and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein, and hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Agreement shall be reviewed by the Attorney General and Lessor to determine whether the provisions of the contract require formal amendment.

     24. Hold Harmless Indemnification. Lessor agrees to indemnify, defend and hold harmless the State of Indiana, BMVC, and their agents, officers, and employees from all claims and suits including court costs, attorney's fees, and other expenses, caused by any act or omission of Lessor and/or sub-contractors.

     25. Possession and Quiet Enjoyment. Lessor hereby covenants to provide BMVC during the term of this Agreement the quiet use and enjoyment of the Terminals and Printers, and BMVC shall during the term of the Agreement peaceably and quietly have and hold and enjoy such equipment, without suit, trouble or hindrance, except as expressly set forth in this Agreement.

     26. Maintaining a Drug-Free Workplace.

          a. Lessor hereby covenants and agrees to make a good faith effort to provide and maintain during the term of this Agreement a drug-free workplace, and that it will give written notice to the contracting state agency and the Indiana Department of Administration within ten (10) days after receiving actual notice that an employee of Lessor has been convicted of a criminal drug violation occurring in Lessor's Workplace.

          b. In addition to the provisions of subparagraph (a) above, if the total contract amount set forth in this Agreement is in excess of $25,000.00, Lessor hereby further agrees that this Agreement is expressly subject to the terms, conditions and representations contained in the Drug-Free Workplace certification executed by Lessor in conjunction with this Agreement and which is appended as an Attachment hereto.

          c. It is further expressly agreed that the failure of Lessor to in good faith comply with the terms of subparagraph (a) above, or falsifying or otherwise violating the terms of the certification referenced in sub-paragraph
(b) above shall constitute a material breach of this Agreement, and shall entitle the State to impose sanctions against the Lessor including, but not limited to, suspension of contract payments, termination of this Agreement and/or debarment of Lessor from doing further business with the State for up to three (3) years.

     27. Notices. All notices to be made under the terms and provisions of this Agreement shall be in writing and sent by certified or registered mail, addressed to Lessor at:

                  Image Technology, Inc.
                  Christ Rousseff, Chairman of the Board
                  4407 Manchester Avenue, Suite 103
                  Encinitas, California  92024

         and addressed to BMVC at:

                  Gilbert L. Holmes, Chairman
                  Bureau of Motor Vehicles Commission
                  Indiana Government Center North
                  100 North Senate Avenue, Room N440
                  Indianapolis, Indiana  46204

     28. General.

          a. This Agreement embodies the entire agreement between the parties. It may not be modified or terminated except as provided herein or by written agreement signed by all authorized and required parties.

          b. To the extent that the terms and provisions of this Agreement and the RFP Response are not consistent, the terms and provisions of this Agreement shall govern and supersede the RFP Response. Specifically, the terms and provisions of this Agreement regarding pricing and any payments to be made by BMVC shall govern and supersede all related terms and provisions of the RFP Response.

          c. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana and suit, if any, must be brought in the State of Indiana.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, and agreed to the terms and provisions thereof, effective November 1, 1996.

LESSOR:                                    BMVC:

Image Technology, Inc., a                  Indiana Bureau of Motor Vehicles
Nevada corporation, doing                  Commission, a body corporate and
business in Indiana as Image               politic, created by statute under
Technology of Indiana                      Indiana Code 9-15-1-1 et seq.
Corporation, an Indiana
Corporation


By:___________________________              By:________________________________
   Christ M. Rousseff                          Gilbert L. Holmes, Chairman
   Chairman of the Board

                             NON-COLLUSION AFFIDAVIT

STATE OF INDIANA       )
                       )  SS:
COUNTY OF MARION       )

     The undersigned, being duly sworn to oath says, that he is the contracting party, or that he is the representative, agent, member, or officer of the contracting party, that he has not, or has any other member, representative, agency or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of the annexed contract other than that which appears upon the face of the contract.


                                           /s/Christ M. Rousseff



     Before me, a Notary Public, personally appeared before me and acknowledged the truth of the statement in this Non-Collusion Affidavit, this 8th day of August, 1996.



                                          /s/Bradford E. Shockney
                                             Signature of Notary Public


                                             Bradford E. Shockney
                                             Printed Name

My Commission Expires:                    My County of Residence is:


October 1996                              Marion

                                STATE OF INDIANA

                        DRUG-FREE WORKPLACE CERTIFICATION

     Pursuant to Executive Order No. 90-5, April 12, 1990, issued by Governor Evan Bayh, the Indiana Department of Administration requires the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of $25,000. No award of a contract or grant shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00 shall be valid unless and until this certification has been fully executed by the Contractor or Grantee and attached to the contract or agreement as part of the contract documents. False certification or violation of the certification may result in sanctions, including, but not limited to, suspension of contract payments, termination of the contract or agreement and/or debarment of contracting opportunities with the State for up to three (3) years.

     The Contractor/Grantee certifies and agrees that it will provide a drug-free workplace by:

     (a) Publishing and providing to all of its employees a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition; and

     (b)  Establishing a drug-free  awareness  program to inform employees about
          (1) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

     (c) Notifying all employees in the statement required by subparagraph (a) above that as a condition of continued employment the employee will
          (1) abide by the terms of the statement; and (2) notify the employer of any criminal drug statute conviction for a violation in the workplace no later than five (5) days after such conviction;

     (d) Notifying in writing the contracting State Agency and the Indiana Department of Administration within ten (10) days after receiving notice from an employee under subdivision (c)(2) above, or otherwise receiving actual notice of such conviction;

     (e)  Within  thirty  (30) days after  receiving  notice  under  subdivision
          (c)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

     (f) Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (a) through (e) above.

     THE  UNDERSIGNED  AFFIRMS,  UNDER  PENALTIES OF PERJURY,  THAT HE OR SHE IS
AUTHORIZED  TO  EXECUTE  THIS   CERTIFICATION   ON  BEHALF  OF  THE   DESIGNATED
ORGANIZATION.

________________________________
NAME OF ORGANIZATION


________________________________
SIGNATURE OF AUTHORIZED
REPRESENTATIVE

________________________________          _____________________________
PRINTED NAME AND TITLE                    DATE

                                  INDIANA SSVRR

THREE-YEAR PROGRAM WITH ONE OPTION YEAR                                  8/8/96

                                 CONTRACT YEAR 1

                          11/1-2/1               2/1-5/1                 5/1-8/1                  8/1-11/1
PHASE ONE                 $1.22                  $1.22                   $1.22                    $1.22
BLOCK 1                   $1.08                  $1.10                   $1.12                    $1.14
BLOCK 2                   $0.98                  $0.992                  $1.007                   $1.022
BLOCK 3                   $0.916                 $0.934                  $0.953                   $0.972
BLOCK 4                   $0.877                 $0.895                  $0.913                   $0.931
BLOCK 5                   $0.851                 $0.868                  $0.885                   $0.903
ADD'L 5665                $0.006                 $0.006                  $0.006                   $0.006
ADD'L AP2100              $0.001                 $0.001                  $0.001                   $0.001



                                  INDIANA SSVRR

                                 CONTRACT YEAR 2

                          11/1-2/1               2/1-5/1                 5/1-8/1                  8/1-11/1
PHASE ONE                 N/A                    N/A                     N/A                      N/A
BLOCK 1                   N/A                    N/A                     N/A                      N/A
BLOCK 2                   N/A                    N/A                     N/A                      N/A
BLOCK 3                   N/A                    N/A                     N/A                      N/A
BLOCK 4                   N/A                    N/A                     N/A                      N/A
BLOCK 5                   $0.986                 N/A                     N/A                      N/A
ADD'L 5665                $0.007                 $0.007                  $0.008                   $0.008
ADD'L AP2100              $0.002                 $0.002                  $0.002                   $0.002

                                  INDIANA SSVRR

                                 CONTRACT YEAR 3

                          11/1-2/1               2/1-5/1                 5/1-8/1                  8/1-11/1
PHASE ONE                 N/A                    N/A                     N/A                      N/A
BLOCK 1                   N/A                    N/A                     N/A                      N/A
BLOCK 2                   N/A                    N/A                     N/A                      N/A
BLOCK 3                   N/A                    N/A                     N/A                      N/A
BLOCK 4                   N/A                    N/A                     N/A                      N/A
BLOCK 5                   N/A                    N/A                     N/A                      N/A
ADD'L 5665                $0.01                  $0.012                  $0.015                   $0.018
ADD'L AP2100              $0.003                 $0.003                  $0.003                   $0.003



                                  INDIANA SSVRR

                                 CONTRACT YEAR 4

                          11/1-2/1               2/1-5/1                 5/1-8/1                  8/1-11/1
PHASE ONE                 N/A                    N/A                     N/A                      N/A
BLOCK 1                   N/A                    N/A                     N/A                      N/A
BLOCK 2                   N/A                    N/A                     N/A                      N/A
BLOCK 3                   N/A                    N/A                     N/A                      N/A
BLOCK 4                   N/A                    N/A                     N/A                      N/A
BLOCK 5                   N/A                    N/A                     N/A                      N/A
ADD'L 5665                $0.02                  $0.045                  $0.07                    N/A
ADD'L AP2100              $0.004                 $0.006                  $0.008                   N/A

THE FOLLOWING ARE THE DEFINITIONS ASSOCIATED WITH THE PHASE ONE, BLOCKS, ADD'L 5665, AND ADD-L AP2100 ITEMS.

PHASE ONE INCLUDES TEN SELF-SERVICE TERMINALS, 100 MAILROOM AND BRANCH AP2100s, ALL REQUIRED SOFTWARE AND NETWORK SUPPORT, AND INSTALLATION AND MAINTENANCE SERVICE.

EACH BLOCK CONSISTS OF AN OPTION TO PROCURE 39 AP2100s AND FIVE SELF-SERVICE TERMINALS WITH ALL ASSOCIATED SOFTWARE AND SERVICES AS DEFINED IN BMVC RFP #1 PROPOSAL SUBMITTED ON MAY 17,1996.

AN ADDITIONAL 5665 INCLUDES THE WHOLE SYSTEM UNIT (i.e., 5665 TERMINAL, AP2100, ENCLOSURE, ALL SOFTWARE AND SERVICES).

AN ADDITIONAL AP2100 REFERS TO A STAND ALONE PRINTER/DISPENSER ATTACHED TO A LAN WHILE INTERFACING WITH THE BOSS SERVER AND INCLUDES ALL NECESSARY SOFTWARE, INTERFACE UNIT, AND SERVICES.